UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 3, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith a press release issued on January 3, 2008 as Exhibit 99.1, which is included herein. This press release was issued to report December traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 3, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

Exhibit 99.1

CONTACT:	Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Thursday, Jan. 3, 2008

AMERICAN AIRLINES REPORTS DECEMBER TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline, reported a December load factor of 78.8 percent – a decrease of 0.3 points compared to the same period last year.  Traffic decreased 1.0 percent year over year as capacity decreased 0.7 percent.
Domestic traffic decreased 4.1 percent year over year on 2.6 percent less capacity.  International traffic increased by 4.8 percent relative to last year on a capacity increase of 2.9 percent.
American boarded 7.9 million passengers in December.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the American Connection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve nearly 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  American Airlines, American Eagle, the American Connection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following pages.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	December
	2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	11,237,884	11,354,022	-1.0%
D.O.T. DOMESTIC	7,096,183	7,403,318	-4.1
INTERNATIONAL	4,141,701	3,950,704	4.8
ATLANTIC	1,595,641	1,471,096	8.5
LATIN AMERICA	2,090,735	2,012,844	3.9
PACIFIC	455,325	466,764	-2.5

AVAILABLE SEAT MILES (000)
SYSTEM	14,253,852	14,349,177	-0.7%
D.O.T. DOMESTIC	8,982,334	9,224,895	-2.6
INTERNATIONAL	5,271,518	5,124,282	2.9
ATLANTIC	1,960,064	1,894,582	3.5
LATIN AMERICA	2,733,210	2,655,387	2.9
PACIFIC	578,244	574,312	0.7

LOAD FACTOR
SYSTEM	78.8%	79.1%	-0.3	pts
D.O.T. DOMESTIC	79	80.3	-1.3
INTERNATIONAL	78.6	77.1	1.5
ATLANTIC	81.4	77.6	3.8
LATIN AMERICA	76.5	75.8	0.7
PACIFIC	78.7	81.3	-2.6

PASSENGERS BOARDED	7,920,465	8,065,602	-1.8%

SYSTEM CARGO TON MILES (000)	179,648	190,714	-5.8%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	YEAR-TO-DATE December
	2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	138,420,831	139,395,899	-0.7%
D.O.T. DOMESTIC	89,862,509	91,018,267	-1.3
INTERNATIONAL	48,558,322	48,377,632	0.4
ATLANTIC	20,009,894	19,980,881	0.1
LATIN AMERICA	22,941,378	22,040,323	4.1
PACIFIC	5,607,050	6,356,428	-11.8

AVAILABLE SEAT MILES (000)
SYSTEM	169,861,684	173,945,252	-2.3%
D.O.T. DOMESTIC	108,524,445	111,375,527	-2.6
INTERNATIONAL	61,337,238	62,569,725	-2.0
ATLANTIC	24,948,749	25,066,238	-0.5
LATIN AMERICA	29,623,043	29,341,272	1.0
PACIFIC	6,765,447	8,162,216	-17.1

LOAD FACTOR
SYSTEM	81.5%	80.1%	1.4	pts
D.O.T. DOMESTIC	82.8	81.7	1.1
INTERNATIONAL	79.2	77.3	1.9
ATLANTIC	80.2	79.7	0.5
LATIN AMERICA	77.4	75.1	2.3
PACIFIC	82.9	77.9	5.0

PASSENGERS BOARDED	98,161,822	98,142,466	0.0%

SYSTEM CARGO TON MILES (000)	2,121,710	2,224,089	-4.6%